Exhibit 10.12

[Execution]

GUARANTEE

THIS GUARANTEE, dated February 3, 2005 (as amended, modified, supplemented, extended, renewed, restated or replaced, this “Guarantee”), is by HHG DISTRIBUTING, LLC, an Indiana limited liability company (“Guarantor”), with its chief executive office at 4151 East 96th Street, Indianapolis, Indiana 46240, in favor of CONGRESS FINANCIAL CORPORATION (CENTRAL), an Illinois corporation, as administrative agent for the Lenders described below (in such capacity, together with its successors and assigns, “Agent”), having an office at 150 South Wacker Drive, Chicago, Illinois 60606.

W I T N E S S E T H :

WHEREAS, Agent, Lenders (as hereinafter defined) and Gregg Appliances, Inc., an Indiana corporation (“Borrower”), have entered into financing arrangements pursuant to which Agent and Lenders may make loans and advances and provide other financial accommodations to Borrower as set forth in the Loan and Security Agreement, dated of even date herewith, by and among Agent, the financial institutions from time to time party thereto as lenders (collectively, together with their successors and assigns, “Lenders”), Borrower and Guarantor (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”) and the other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto, including, but not limited to, this Guarantee (all of the foregoing, together with the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the “Financing Agreements”); and

WHEREAS, due to the close business and financial relationships between Borrower and Guarantor, and in consideration of the benefits which will accrue to Guarantor and as an inducement for and in consideration of Agent and Lenders making loans and advances and providing other financial accommodations to Borrower pursuant to the Loan Agreement and the other Financing Agreements, Guarantor has agreed to make this Guarantee in favor of Agent, for itself and the benefit of the Lenders; and

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor hereby agrees in favor of Agent and Lenders as follows:

1. Guarantee.

(a) Guarantor absolutely and unconditionally, jointly and severally with any subsequent guarantors of the Guaranteed Obligations (as hereinafter defined), guarantees and agrees to be liable for the full and indefeasible payment and performance when due of the following (all of which are collectively referred to herein as the “Guaranteed Obligations”): (i) the Obligations (as defined in the Loan Agreement), whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the Loan Agreement or after the commencement of any case with respect to Borrower under the United States Bankruptcy Code or any similar statute (including, without limitation, the payment of interest and other amounts, which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in any such case and including loans, interest, fees, charges and expenses related thereto and all other obligations of Borrower or its successors to Agent and Lenders arising after the commencement of such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, and however acquired by Agent and Lenders, and (ii) all expenses (including, without limitation, reasonable attorneys’ fees and legal expenses) incurred by Agent or any Lender in connection with the preparation, execution, delivery, recording, administration, collection, liquidation, enforcement and defense of Borrower’s obligations, liabilities and indebtedness as aforesaid to Agent or any Lender, the rights of Agent or any Lender in any collateral as set forth in the Financing Agreements or under this Guarantee and all other Financing Agreements or in any way involving claims by or against Agent or any Lender directly or indirectly arising out of or related to the relationships between Borrower, Guarantor or any other Obligor (as hereinafter defined) and Agent or any Lender, whether such expenses are incurred before, during or after the initial or any renewal term of the Loan Agreement and the other Financing Agreements or after the commencement of any case with respect to Borrower or Guarantor under the United States Bankruptcy Code or any similar statute.

(b) This Guarantee is a guaranty of payment and not of collection. Guarantor agrees that Agent and Lenders need not attempt to collect any Guaranteed Obligations from Borrower, Guarantor or any other Obligor or to realize upon any collateral, but may require Guarantor to make immediate payment of all of the Guaranteed Obligations to Agent and Lenders when due, whether by maturity, acceleration or otherwise, or at any time thereafter. Agent and Lenders may apply any amounts received in respect of the Guaranteed Obligations to any of the Guaranteed Obligations, in whole or in part (including reasonable attorneys’ fees and legal expenses incurred by Agent or any Lender with respect thereto or otherwise chargeable to Borrower or Guarantor) and in such order as Agent may elect.

(c) Any payment required to be made by Guarantor under this Guarantee shall be made to Agent at the office of Agent from time to time on demand as Guaranteed Obligations become due. Guarantor shall make all such payments to Agent free and clear of, and without deduction or withholding for or on account of, any setoff, counterclaim, defense, duties, taxes, levies, imposts, fees, deductions, withholding, restrictions or conditions of any kind. In the event any claim or action, or action on any judgment, based on this Guarantee is brought against Guarantor, Guarantor agrees not to deduct, set-off, or seek any counterclaim for or recoup any amounts which are or may be owed by Agent or any Lender to Guarantor.

(d) Notwithstanding anything to the contrary contained herein, the amount of the obligations payable by Guarantor under this Guarantee shall be the aggregate amount of the Guaranteed Obligations unless a court of competent jurisdiction adjudicates Guarantor’s obligations to be invalid, avoidable or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers), in which case the amount of the Guaranteed Obligations payable by Guarantor hereunder shall be limited to the maximum amount that could be guaranteed by Guarantor without rendering Guarantor’s obligations under this Guarantee invalid, avoidable or unenforceable under such applicable law.

2. Waivers and Consents.

(a) Notice of acceptance of this Guarantee, the making of loans and advances and providing other financial accommodations to Borrower and presentment, demand, protest, notice of protest, notice of nonpayment or default and all other notices to which Borrower or Guarantor is entitled are hereby waived by Guarantor to the extent permitted by applicable law. Guarantor also waives notice of and hereby consents to, (i) any amendment, modification, supplement, extension, renewal, or restatement of the Loan Agreement and any of the other Financing Agreements, including, without limitation, extensions of time of payment of or increase or decrease in the amount of any of the Guaranteed Obligations, the interest rate, fees, other charges, or any collateral, and the guarantee made herein shall apply to the Loan Agreement and the other Financing Agreements and the Guaranteed Obligations as so amended, modified, supplemented, renewed, restated or extended, increased or decreased, (ii) the taking, exchange, surrender and releasing of collateral or guarantees now or at any time held by or available to Agent for itself and for the benefit of the Lenders for the obligations of Borrower or any other party at any time liable on or in respect of the Guaranteed Obligations or who is the owner of any property which is security for the Guaranteed Obligations (individually, an “Obligor” and collectively, the “Obligors”), (iii) the exercise of, or refraining from the exercise of any rights against Borrower, Guarantor or any other Obligor or any collateral, (iv) the settlement, compromise or release of, or the waiver of any default with respect to, any of the Guaranteed Obligations and (v) any financing by Agent and/or any Lender of Borrower under Section 364 of the United States Bankruptcy Code or consent to the use of cash collateral by Agent and Lenders under Section 363 of the United States Bankruptcy Code. Guarantor agrees that the amount of the Guaranteed Obligations shall not be diminished and the liability of Guarantor hereunder shall not be otherwise impaired or affected by any of the foregoing.

(b) No invalidity, irregularity or unenforceability of all or any part of the Guaranteed Obligations shall affect, impair or be a defense to this Guarantee, nor shall any other circumstance which might otherwise constitute a defense available to or legal or equitable discharge of Borrower in respect of any of the Guaranteed Obligations, or Guarantor in respect of this Guarantee, affect, impair or be a defense to this Guarantee. Without limitation of the foregoing, the liability of Guarantor hereunder shall not be discharged or impaired in any respect by reason of any failure by Agent to perfect or continue perfection of any lien or security interest in any collateral or any delay by Agent in perfecting any such lien or security interest. As to Guaranteed Obligations consisting of interest, fees and expenses, whether arising before or after the commencement of any case with respect to Borrower under the United States Bankruptcy Code or any similar statute, Guarantor shall be liable therefor, even if Borrower’s liability for such amounts does not, or ceases to, exist by operation of law. Guarantor acknowledges that neither Agent nor any Lender has made any representations to Guarantor with respect to Borrower, any other Obligor or otherwise in connection with the execution and delivery by Guarantor of this Guarantee and Guarantor is not in any respect relying upon Agent or any Lender or any statements by Agent or any Lender in connection with this Guarantee.

(c) Unless and until the termination of the Commitments and the indefeasible payment and satisfaction in full of all outstanding and unpaid Guaranteed Obligations in immediately available funds and the delivery of cash collateral to Agent (or at Agent’s option, a letter of credit issued for the account of Borrower) to the extent required under Section 13.1 of the Loan Agreement, Guarantor hereby irrevocably and unconditionally waives and relinquishes (i) all statutory, contractual, common law, equitable and all other claims against Borrower, any collateral for the Guaranteed Obligations or other assets of Borrower or any other Obligor, for subrogation, reimbursement, exoneration, contribution, indemnification, setoff or other recourse in respect to sums paid or payable to Agent or any Lender by Guarantor hereunder and (ii) any and all other benefits which Guarantor might otherwise directly or indirectly receive or be entitled to receive by reason of any amounts paid by or collected or due from Guarantor, Borrower or any other Obligor upon the Guaranteed Obligations or realized from their property.

3. Subordination. Payment of all amounts now or hereafter owed to Guarantor by Borrower or any other Obligor is hereby subordinated in right of payment to the indefeasible payment in full to Agent and Lenders of the Guaranteed Obligations and all such amounts and any security and guarantees therefor are hereby assigned to Agent as security for the Guaranteed Obligations.

4. Acceleration. Notwithstanding anything to the contrary contained herein or any of the terms of any of the other Financing Agreements, at any time an Event of Default exists or has occurred and is continuing, Agent may, at its option and shall upon the direction of the Required Lenders in accordance with Section 10.2 of the Loan Agreement, upon notice to Guarantor, accelerate the payment of all Guaranteed Obligations and demand immediate payment thereof to Agent for itself and the benefit of Lenders and the Bank Product Providers; provided, that, upon the occurrence of any Event of Default described in Sections 10.1(g) and 10.1(h) of the Loan Agreement, all Guaranteed Obligations shall automatically become immediately due and payable.

5. Account Stated. The books and records of Agent showing the account between Agent and Borrower shall be admissible in evidence in any action or proceeding against or involving Guarantor as prima facie proof of the items therein set forth, and the monthly statements of Agent rendered to Borrower, to the extent to which no written objection is made within thirty (30) days from the date of sending thereof to Borrower, shall be deemed conclusively correct and constitute an account stated among Agent, Lenders and Borrower and be binding on Guarantor.

6. Termination. This Guarantee is continuing, unlimited, absolute and unconditional. All Guaranteed Obligations shall be conclusively presumed to have been created in reliance on this Guarantee. Guarantor shall continue to be liable hereunder until one of Agent’s officers actually receives a written termination notice from Guarantor sent to Agent at its address set forth above by certified mail, return receipt requested and thereafter as set forth below. Revocation or termination hereof by Guarantor shall not affect, in any manner, the rights of Agent or any obligations or duties of Guarantor under this Guarantee with respect to (a) Guaranteed Obligations which have been created, contracted, assumed or incurred prior to the receipt by Agent of such written notice of revocation or termination as provided herein, including, without limitation, (i) all amendments, extensions, renewals and modifications of such Guaranteed Obligations (whether or not evidenced by new or additional agreements, documents or instruments executed on or after such notice of revocation or termination), (ii) all interest, fees and similar charges accruing or due on and after revocation or termination, and (iii) all reasonable attorneys’ fees and legal expenses, costs and other expenses paid or incurred on or after such notice of revocation or termination in attempting to collect or enforce any of the Guaranteed Obligations against Borrower, Guarantor or any other Obligor (whether or not suit be brought), or (b) Guaranteed Obligations which have been created, contracted, assumed or incurred after the receipt by Agent of such written notice of revocation or termination as provided herein pursuant to any contract entered into by Agent or any Lender prior to receipt of such notice. The sole effect of such revocation or termination by Guarantor shall be to exclude from this Guarantee the liability of Guarantor for those Guaranteed Obligations arising after the date of receipt by Agent of such written notice which are unrelated to Guaranteed Obligations arising or transactions entered into prior to such date. Without limiting the foregoing, this Guarantee may not be terminated and shall continue so long as the Loan Agreement shall be in effect (whether during its original term or any renewal, substitution or extension thereof); provided, that, this Guarantee shall automatically terminated upon the termination of the Commitments and the indefeasible payment and satisfaction in full of all outstanding and unpaid Guaranteed Obligations in immediately available funds and the delivery of cash collateral to Agent (or at Agent’s option, a letter of credit issued for the account of Borrower) to the extent required under Section 13.1 of the Loan Agreement.

7. Reinstatement. If after receipt of any payment of, or proceeds of collateral applied to the payment of, any of the Guaranteed Obligations, Agent or any Lender is required to surrender or return such payment or proceeds to any Person for any reason, then the Guaranteed Obligations intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Guarantee shall continue in full force and effect as if such payment or proceeds had not been received by Agent or such Lender. Guarantor shall be liable to pay to Agent and each Lender, and does indemnify and hold Agent and such Lender harmless for the amount of any payments or proceeds surrendered or returned. This Section 7 shall remain effective notwithstanding any contrary action which may be taken by Agent or any Lender in reliance upon such payment or proceeds. This Section 7 shall survive the termination or revocation of this Guarantee.

8. Amendments and Waivers. Neither this Guarantee nor any provision hereof shall be amended, modified, waived or discharged orally or by course of conduct, but only by a written agreement signed by an authorized officer of Agent (in the case of a waiver or discharge) or by an authorized officer of Agent and Guarantor (in the case of an amendment or modification). Agent shall not by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its rights, powers and/or remedies unless such waiver shall be in writing and signed by an authorized officer of Agent. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by Agent of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which Agent would otherwise have on any future occasion, whether similar in kind or otherwise.

9. Existence, Power and Authority. Guarantor is a limited liability company, duly organized and in good standing under the laws of its state of formation and is duly qualified as a foreign limited liability company and in good standing in all states or other jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary, except for those jurisdictions in which the failure to so qualify would not have a material adverse effect on the financial condition, results of operation or business of Guarantor or the rights of Agent and Lenders hereunder or under any of the other Financing Agreements. The execution, delivery and performance of this Guarantee is within the limited liability company powers of Guarantor, and this Guarantee has been duly authorized and is not in contravention of law or the terms of the certificate of formation, operating agreement or other organizational documentation of Guarantor, or any indenture, agreement or undertaking to which Guarantor is a party or by which Guarantor or its property is bound. This Guarantee constitutes the legal, valid and binding obligation of Guarantor enforceable in accordance with its terms.

10. Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver.

(a) The validity, interpretation and enforcement of this Guarantee and any dispute arising out of the relationship between Guarantor and Agent or any Lender, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would result in the application of the law of any jurisdiction other than the laws of the State of New York.

(b) Guarantor hereby irrevocably consents and submits to the non-exclusive jurisdiction of the Supreme Court of the State of New York in New York County, New York and the United States District Court for the Southern District of New York, whichever Agent may elect, and waives any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Guarantee or any of the other Financing Agreements or in any way connected with or related or incidental to the dealings of Guarantor and Agent or any Lender in respect of this Guarantee or any of the other Financing Agreements or the transactions related hereto or thereto, in each case whether now existing or hereafter arising and whether in contract, tort, equity or otherwise, and agrees that any dispute arising out of the relationship between Guarantor or Borrower and Agent or any Lender or the conduct of any such persons in connection with this Guarantee, the other Financing Agreements or otherwise shall be heard only in the courts described above (except that Agent and Lenders shall have the right to bring any action or proceeding against Guarantor or its property in the courts of any other jurisdiction which Agent deems necessary or appropriate in order to realize on collateral at any time granted by Borrower or Guarantor to Agent or to otherwise enforce its rights against Guarantor or its property).

(c) Guarantor hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return receipt requested) directed to its address set forth on the signature pages hereof and service so made shall be deemed to be completed five (5) days after the same shall have been so deposited in the U.S. mails, or, at Agent’s option, by service upon Guarantor in any other manner provided under the rules of any such courts.

(d) GUARANTOR HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS GUARANTEE OR ANY OF THE OTHER FINANCING AGREEMENTS OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF GUARANTOR AND AGENT, OR AGENT OR ANY LENDER IN RESPECT OF THIS GUARANTEE OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE

TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. GUARANTOR HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT GUARANTOR, AGENT OR ANY LENDER MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF GUARANTOR, AGENT AND LENDERS TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

(e) Neither Agent nor any Lender shall have any liability to Guarantor (whether in tort, contract, equity or otherwise) for losses suffered by Guarantor in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Guarantee, or any act, omission or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment or court order binding on Agent or such Lender that the losses were the result of acts or omissions constituting gross negligence or willful misconduct. In any such litigation, Agent and Lenders shall be entitled to the benefit of the rebuttable presumption that it acted in good faith and with the exercise of ordinary care in the performance by it of the terms of the Loan Agreement and the other Financing Agreements.

11. Notices. All notices, requests and demands hereunder shall be in writing and (a) made to Agent at its address set forth above and to Guarantor at its chief executive office set forth above, or to such other address as either party may designate by written notice to the other in accordance with this provision, and (b) deemed to have been given or made, if delivered in person, immediately upon delivery, if by facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next business day, one (1) business day after sending, and if by certified mail, return receipt requested, five (5) days after mailing.

12. Partial Invalidity. If any provision of this Guarantee is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Guarantee as a whole, but this Guarantee shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

13. Entire Agreement. This Guarantee represents the entire agreement and understanding of this parties concerning the subject matter hereof, and supersedes all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written.

14. Successors and Assigns. This Guarantee shall be binding upon Guarantor and its successors and assigns and shall inure to the benefit of Agent and Lenders and their respective successors, endorsees, transferees and assigns. The liquidation, dissolution or termination of Guarantor shall not terminate this Guarantee.

15. Construction. Capitalized terms used and not defined herein and all references to the terms “reasonable” and “good faith” shall have the meanings assigned to them in the Loan Agreement. All references to the term “Guarantor” wherever used herein shall mean Guarantor and its successors and assigns, individually and collectively, jointly and severally (including, without limitation, any receiver, trustee or custodian for Guarantor or any of its assets or Guarantor in its capacity as debtor or debtor-in-possession under the United States Bankruptcy Code). All references to the term “Agent”, “Lenders” wherever used herein shall mean Agent and Lenders and their respective successors and assigns and all references to the term “Borrower” wherever used herein shall mean Borrower and its successors and assigns (including, without limitation, any receiver, trustee or custodian for Borrower or any of its assets or Borrower in its capacity as debtor or debtor-in-possession under the United States Bankruptcy Code). All references to the term “Person” or “person” wherever used herein shall mean any individual, sole proprietorship, partnership, corporation (including, without limitation, any corporation which elects subchapter S status under the Internal Revenue Code of 1986, as amended), limited liability company, limited liability partnership, business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity or any government or any agency or instrumentality of political subdivision thereof. All references to the plural shall also mean the singular and to the singular shall also mean the plural.

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IN WITNESS WHEREOF, Guarantor has executed and delivered this Guarantee as of the day and year first above written.

HHG DISTRIBUTING, LLC

By:	Gregg Appliances, Inc.

By:	/s/ Jerry W. Throgmartin
	Name:	Jerry W. Throgmartin
	Title:	Chairman and Chief Executive Officer